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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 15, 2005


                             UNIONBANCAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        Delaware                     001-15081                  94-1234979
(State of Incorporation)            (Commission                (IRS Employer
                                    File Number)            Identification No.)

                              400 California Street
                          San Francisco, CA 94104-1302
                               Tel. (415) 765-2969


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
      APPOINTMENT OF PRINCIPAL OFFICERS.

         (b) Resignation of Director. On March 15, 2005, Richard C. Hartnack announced that he will resign as Vice Chairman and Director of UnionBanCal Corporation effective April 4, 2005.

         (c) Appointment of Principal Operating Officer. Philip B. Flynn has been appointed Chief Operating Officer of UnionBanCal, effective March 15, 2005. Mr. Flynn, 47, has served as Vice Chairman and head of the Commercial Financial Services Group of UnionBanCal and Union Bank of California, N.A., since April 1, 2004. He served as Executive Vice President and Chief Credit Officer of UnionBanCal and Union Bank of California, N.A., from September 2000 to April 2004, as Executive Vice President and head of Specialized Lending from May 2000 to September 2000 and as Executive Vice President and head of the Commercial Banking Group from June 1998 to May 2000. Mr. Flynn has been a Director of UnionBanCal Corporation since April 2004. A description of Mr. Flynn's Employment Agreement and Change of Control Agreement can be found in UnionBanCal's Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 26, 2004, under the captions "Employment Agreements" and "Change of Control Agreements." These descriptions are incorporated herein by reference.































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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   March 15, 2005


                                  UNIONBANCAL CORPORATION


                                  By:  /s/ JOHN H. MCGUCKIN, JR.
                                           ________________________________
                                           John H. McGuckin, Jr.
                                           EVP, General Counsel & Secretary
                                           (Duly Authorized Officer)